SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(305) 572-9533
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report for BioZone Pharmaceuticals, Inc. (the “Company”) on Form 8-K, as initially filed with the Securities and Exchange Commission on July 7, 2011 (the "Original Report"). The purpose of this Amendment is to include financial statements as exhibits in Item 9.01. The information contained in the Original Report remains in effect, except as expressly amended by this Amendment.

Item 9.01                      Financial Statements and Exhibits

a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), audited financial statements for BioZone Laboratories, Inc., Equalan Pharma, LLC and Equachem LLC for their respective fiscal years ended December 31, 2010 and 2009, are filed in this Current Report on Form 8-K/A as Exhibit 99.2, 99.3 and 99.4, respectively.

b) Pro Forma Financial Information. In accordance with Item 9.01(b), BioZone Pharmaceutical, Inc.’s pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.5

c) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of LLC Membership Interest Purchase Agreement (Equalan LLC)*
10.2	Form of Stock Purchase Agreement (BioZone Laboratories, Inc.)*
10.3	Form of LLC Membership Interest Purchase Agreement (Equachem LLC)*
10.4	Form of LLC Membership Interest Purchase Agreement (Betazone LLC)*
10.5	Form of Lockup Agreement*
10.6	Stock Option Agreement between Brian Keller and Opko Health, Inc.*
10.7	Stock Option Agreement between Dan Fisher and Opko Health, Inc.*
10.8	Employment Agreement between the Company and Brian Keller*
10.9	Employment Agreement between the Company and Dan Fisher*
10.10	License Agreement*
10.11	Amendment No, 1 to License Agreement*
10.12	Amendment No. 2 to License Agreement*
99.1	Press Release *
99.2	Financial Statements of Business Acquired – BioZone Laboratories, Inc.
99.3	Financial Statements of Business Acquired – Equalan Pharma, LLC
99.4	Financial Statements of Business Acquired – Equachem, LLC
99.5	Pro Forma Financial Information

* Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: September 15, 2011	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and CFO